EXHIBIT 23.1

CONSENT OF ALLAN G. HUTCHISON, CPA, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-100453) of our report dated February 27, 2004 with respect to the consolidated financial statements of Quotemedia, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

/s/ Allan G. Hutchison, CPA

Phoenix, Arizona

February 27, 2004